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                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                            RANGER GOVERNANCE, LTD.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                               EXPLANATORY NOTE

     Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.



Table of Contents
-----------------

Ranger memorandum, dated as of August 24, 2001..........................  Item 1


Content of Item 1
--------------------

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                 FACTS ABOUT THE INDEPENDENCE AND COMPENSATION
             OF RANGER NOMINEES AND ALL DIRECTORS ON THE CA BOARD

With the vote just days away, CA has begun to raise the issue of the independence of the Ranger Governance nominees and has questioned how they would be compensated if elected by shareholders to the CA Board on August 29, 2001.
We are gratified that CA, which has been plagued with an egregious pay-for-performance record and a history of overcompensation, has now finally begun to address the issue of compensation. While the entire compensation arrangement of the Ranger nominees is fully disclosed in the Proxy on file with the SEC, we would like to set the record straight. Here are the facts:

Compensation:

 .   If elected to the CA Board, the Ranger nominees would NOT receive ANY compensation from Ranger. As disclosed in Ranger's proxy, their sole compensation from Ranger would be 20,000 CA stock options that become exercisable in 2006.

 .   The options package that the Ranger nominees would receive upon election incentivizes them to enhance the performance of CA and work for ALL CA shareholders.

 .   If elected, the Ranger nominees would be compensated by CA in the EXACT SAME manner as all other CA directors.

                               The Bottom Line:
             Compensation of the Ranger nominees is DIRECTLY tied
                    to creating value for ALL shareholders.

Independence:

 .   The Ranger nominees, if elected, would be independent directors on the CA
    Board dedicated to the proper exercise of their fiduciary duties and would be intensely focused on bringing growth to CA and to ALL shareholders. The Ranger nominees would work in a cooperative manner with the incumbent directors to achieve these shared and important goals.

 .   The Ranger nominees, if elected, would serve as representatives of ALL CA shareholders and would be beholden to no one other than the shareholders of CA.

 .   We expect that the other directors of the CA Board will also be beholden to no one but the shareholders of CA.

 .   After carefully evaluating the positions of both Ranger and CA, the nation's leading corporate governance experts have recognized the independence of the Ranger nominees. In its report of August 20, 2001, ISS stated, "Ranger is now offering shareholders the opportunity to realize all of the benefits of adding expert yet truly independent voices to CA's board. . . ." ISS also noted that the Ranger nominees ". . . cannot by even the most skeptical observer be regarded as pliant to management. . . ."

         The annual meeting of CA shareholders is only FIVE days away.
                            Your vote is important.
              Please vote the GREEN card for the Ranger nominees.